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                                                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:                         INVESTOR RELATIONS AND
MEDIA:                                           CORPORATE COMMUNICATIONS:
Amy Turner                                       Amy Hedison
Fleishman-Hillard                                EXACT Sciences
P: (617) 267-8223, ext. 517                      P: (978) 897-2800, ext. 252
E: turnera@fleishman.com                         E: ahedison@exactsciences.com


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             EXACT SCIENCES TO HOST CONFERENCE CALL FOR
            FOURTH QUARTER AND YEAR END 2001 RESULTS ON
                          JANUARY 31, 2002

         MAYNARD, MASS. -JANUARY 22, 2002 - EXACT Sciences Corporation (NASDAQ:
EXAS) announced today that it will host a conference call for its fourth quarter and year end 2001 financial and operating results on Thursday, January 31, 2002, at 8:30 a.m. EST. A live Webcast of the conference call can be accessed at www.exactsciences.com through the Investor Relations link. The conference call and the Webcast are open to all interested parties. An archived version of the Webcast will be available at EXACT Sciences' Web site, www.exactsciences.com, through the Investor Relations link, for one month. A replay of the conference call also will be available for 48 hours, following the completion of the live call.
         EXACT Sciences will announce its fourth quarter and year end 2001 financial and operating results on Wednesday, January 30, 2002, after the close of regular market trading hours.

         Information for the call is as follows:
                  Domestic callers:      800-370-0906
                  International callers: 973-633-1010

         The conference call replay information is as follows:
                  Domestic callers:      877-519-4471
                  International callers: 973-341-3080
                  PIN #:   3083141


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ABOUT EXACT SCIENCES CORPORATION

EXACT Sciences Corporation is an applied genomics company that has developed proprietary technologies for the early detection of several common cancers. EXACT Sciences has selected colorectal cancer as the first application of its technologies. Colorectal cancer is the most deadly cancer among non-smokers, and is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Maynard, MA. Detailed information on EXACT Sciences can be found on the World Wide Web at www.exactsciences.com.


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